UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2013
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

1218 Third Avenue, Suite 505 Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)

(206) 910-2687
(Registrant’s telephone number, including area code)

______________________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

As previously reported in a Form 8-K filed on November 15, 2013, on November 12, 2013, Legend Oil & Gas, Ltd., (the “Company”) entered into an Agreement for Purchase and Sale with Black Oak Oil and Gas, LLC, a Delaware limited liability corporation, (“Black Oak”) to purchase certain oil and gas producing assets held by Black Oak for Two Hundred Fifty Thousand Dollars ($250,000) and 2,272,727 shares of restricted common stock of the Company (the “Shares”).  The amount of Shares equals One Hundred Thousand Dollars ($100,000) multiplied by the VWAP amount of $0.044 per share.  The oil and gas assets are located near McCune, Kansas and consist of (i) Black Oak’s petroleum and natural gas rights, (ii) land and land leases totaling approximately one thousand ninety-seven (1,097) acres, and (iii) various vehicles and equipment used on the land.  This acquisition of assets closed on November 28, 2013.

On November 22, 2013, the Company closed an asset sale by its Canadian subsidiary, Legend Energy Canada Ltd.  The asset, the Wildmere Unit interest, produces approximately 25 barrels of oil per day (BOPD) and was sold to Olympus Resources Ltd. of Calgary, Canada at a price of CAD$1,955,000 before adjustments.  This translates into a price of $78,200 per flowing barrel and over four times current cash flow. This divestment follows the strategy employed by the Company to sell assets at a higher price point than those it is able to acquire. The previously announced McCune Kansas acquisition was acquired at a value of approximately $50,000 per flowing barrel. The asset was an interest in a unitized field in the Wildmere area of eastern Alberta, Canada and was comprised of the Company’s 2.38% interest in the overall unit, which is operated by Husky Energy. The sale of Wildmere along with the sale of additional Canadian assets, which will occur over the next several months, will reduce the Company’s gas weighted asset portfolio in Canada as well as its associated bank debt. These divestments will allow the Company to allow for re-deployment of its efforts and resources on its high return, oil weighted production portfolio in the United States.

Item 3.02                      Unregistered Sale of Equity Securities

On November 22, 2013, the Company issued an 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) to Hillair Capital Investments, L.P. (“Hillair”) in the amount of $616,000, convertible at a rate of $.0.0561, and payable on or before December 1, 2014.

In conjunction with the Debenture and in consideration of Hillair’s entering into the Debenture agreement with the Company, the Company entered into a Securities Purchase Agreement (“SPA”) with Hillair for a common stock purchase warrant to purchase up to a number of shares of common stock equal to 100% of the principal amount of the Debenture issuable to Hillair divided by $0.061, with an exercise price equal to $0.0673, subject to adjustment therein. The SPA is secured by the Security Agreement and the collateral defined in Section 1(a)(i)-(x) of the Security Agreement.

As disclosed in detail above under Item 2.01, the Company entered into a purchase and sale agreement with Black Oak Oil and Gas, LLC (“Black Oak”) to purchase certain oil and gas producing assets held by Black Oak for Two Hundred Fifty Thousand Dollars ($250,000) and 2,272,727 shares of restricted common stock of the Company (the “Shares”).  The amount of Shares equals One Hundred Thousand Dollars ($100,000) multiplied by the VWAP amount of $0.044 per share.  Please see Item 2.01 for additional information.

These transactions are exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2013

LEGEND OIL AND GAS LTD.

By:    /s/ James Vandeberg
James Vandeberg, Vice President